Exhibit 23.5

T.J. Smith & Company, Inc.
Oil and Gas Consulting
1331 Lamar, Suite 1340
Houston, Texas 77010-3027

Tel: (713) 651-0651
Fax: (713) 655-7613

Consent of T. J. Smith & Company, Inc.

As independent oil and gas consultants, T. J. Smith & Company, Inc. hereby consents to the incorporation by reference into this registration statement on Form S-8 (the “Registration Statement”) of Mission Resources Corporation (the “Company”) of our report dated as of December 31, 2001 set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

T. J. Smith & Company, Inc.

	By:	/s/ T. J. Smith

T. J. Smith, P.E.

Houston, Texas
June 10, 2004